UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7th, 2012

Wikifamilies, Inc.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

13520 Oriental St

Rockville, Md 20853

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

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ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On September 7th, 2012, Wikifamilies Inc., entered into a Share Exchange Agreement with ClairNET Ltd., a Hong Kong entity and their shareholders by which all of the issued and outstanding shares of ClairNET will be exchanged for 36,504,056 shares in Wikifamilies Inc, representing 75% of the company’s common stock. Additionally, ClairNET Ltd shall receive 2,500,000 shares of Voting Only Preferred Stock in Wikifamilies, with 100:1 voting rights. On the same date, the parties also signed a License Agreement by which Wikifamilies shall acquire exclusive global licensing rights to ClairNET’s products, with an end goal of ClairNET becoming a subsidiary of Wikifamilies Inc.

On September 8th, 2012 the Company and the founders of Wikifamilies SA entered into a Rescission Agreement, whereby the share consideration originally tendered by the corporation for the acquisition of the Wikifamilies SA assets, was Rescinded by Mutual agreement. This Rescission unwinds the March 23rd 2011, Exchange Agreement between the two parties, and Wikifamilies SA has returned the remaining 26,925,000 shares to Wikifamilies treasury, being the full balance of the original 31,500,000 shares tendered as part of the original Exchange Agreement. Additionally, WikiFamilies Inc forgave the CHF 423,600 intercompany loan from Wikifamillies Inc to Wikifamilies SA in full compensation for non-payment of salaries, fees and expenses to the founders.

ITEM 5.02. DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 10th, 2012 the full Board of Directors of the Company elected John Karlsson, Dan Clayton and Vincent Qi as Members of the Board of Directors.

John Karlsson is a successful attorney, entrepreneur and mergers and acquisitions specialist, having founded and successfully grown numerous private and public ventures. John is Co-founder and Chairman of the Board of Beijing based video-search engine and mobile-gaming leader, ClairNET Ltd, and has successfully led this start-up tech company to now employ 50 full time PhD software developers. John has a Bachelor of Arts/Commerce from the University of Victoria and Bachelor of Law from the University of Manitoba. He maintains his practice designation through the Law Society of British Columbia.

Dan Clayton is a successful IT entrepreneur, whose recent affiliations include being a Founder of DigitalNetTV. He currently resides in Beijing, China, where he heads the development team for ClairNET and is in charge of organization, R&D and overseas development of ClairNET. Mr. Clayton has a Bachelor degree from Harvard University and an SEAS in Computer Science.

Vincent Qi brings innumerable working relationships into the company as he formerly worked with the Industrial Bureau of China Railway Ministry, where he started up three companies engaged in computer software and logistics services. He participated in the establishment of Beijing Sinova Technologies, Inc., a well known Chinese network company and was COO of Beijing Redsail Netgod Network Technology Co. Ltd, which was bought by Tom.com. Vincent is a graduate of the University of Maine with a degree in Computer Science.

The Company is assured that combined with the Stellar credentials of the standing Board Members, Wikifamilies is now uniquely positioned to energetically continue the transformation of the Corporation into a dynamic global industry player in providing the next generation of intelligent video search technology.

On September 10th, 2012, following the Appointment of the new Board Members, Robert Coleridge, Chris Dengler, Steve Brown, William Hogan and Thomas Hudson resigned from their positions on the Board. Trisha Malone resigned her position as Board Member and Chief Financial Officer effective September 13, 2012 and Malcolm Hutchinson resigned his position as Board Member and Chief Executive Officer effective September 13, 2012.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
10.1	Exchange Agreement
10.2	License Agreement
10.3	Rescission Agreement
99.1	Board Resolution of New Directors
99.2	Resignation of Malcolm Hutchinson
99.3	Resignation of Robert Coleridge
99.4	Resignation of Chris Dengler
99.5	Resignation of Trisha Malone
99.6	Resignation of Steve Brown
99.7	Resignation of Thomas Hudson
99.8	Resignation of William Hogan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIKIFAMILIES, INC.

Dated: September 12th, 2012	By:	/s/ David E. Price
David E. Price, Secretary

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